Exhibit B-3
                                                               K&S DRAFT 7-14-03


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                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT



                            Dated as of July 29, 2003
                                  By and Among



                               ARNOLD FUEL, INC.,


                                       THE
                                      BANKS
                                NOW OR HEREAFTER
                                  PARTY HERETO


                                       and


                                 BANK ONE, N.A.
                        (MAIN OFFICE: CHICAGO, ILLINOIS),
                                    AS AGENT



                         BANC ONE CAPITAL MARKETS, INC.,
                           AS ARRANGER AND BOOK RUNNER




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                                TABLE OF CONTENTS


                                                                            PAGE

Article I REVOLVING CREDIT LOANS...............................................2

         Section 1.01. Revolving Credit Loans..................................2
         Section 1.02. B Notes.................................................2
         Section 1.03. Purpose of Borrowing....................................3
         Section 1.04. Payments and Prepayments................................3
         Section 1.05. Federal Funds...........................................4
         Section 1.06. Existing B Note.........................................4
         Section 1.07. Reduction of Commitment.................................4
         Section 1.08. Fees; Capital Adequacy Requirements.....................4
         Section 1.09. Notification of Advances, Interest Rates,
                       Repayments and Commitment Reductions ...................5
         Section 1.10. Non-Receipt of Funds by the Agent.......................5
         Section 1.11. No Deduction; Certain Taxes.............................6

Article II COMMERCIAL PAPER OPERATIONS.........................................7

         Section 2.01. Agency; Deposit of A Notes..............................7
         Section 2.02. Term of A Notes; Principal Amount; Issuance.............7
         Section 2.03. Note Redemption Account.................................8
         Section 2.04. Termination Date........................................8
         Section 2.05. Modification or Termination.............................9
         Section 2.06. Substitution of Bank...................................10

Article III REPRESENTATIONS AND WARRANTIES....................................10

         Section 3.01. Organization, Corporate Powers, etc....................10
         Section 3.02. Corporate Authority, etc...............................10
         Section 3.03. Title to Properties....................................11
         Section 3.04. Litigation.............................................11
         Section 3.05. Agreements.............................................11
         Section 3.06. Governmental Approvals.................................11
         Section 3.07. Plan.   11
         Section 3.08. Investment Company Act.................................11
         Section 3.09. Security Agreement.....................................12
         Section 3.10. Regulation U...........................................12
         Section 3.11. Requirements of Law; Taxes.............................12
         Section 3.12. Financial Data.........................................12
         Section 3.13. Absence of Change......................................12
         Section 3.14. Representations and Warranties.........................13
         Section 3.15. Accuracy of Information................................13
         Section 3.16. Ownership and Management...............................13


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Article IV CONDITIONS PRECEDENT...............................................13
         Section 4.01. Conditions Precedent to Effectiveness of this
                       Agreement .............................................13
         Section 4.02. Conditions Precedent to Each Extension of Credit.......16

Article V AFFIRMATIVE COVENANTS...............................................16

         Section 5.01. Corporate Existence....................................16
         Section 5.02. Compliance with Documents; Obligations and Taxes.......16
         Section 5.03. Financial Statements...................................17
         Section 5.04. Inspection Rights......................................17
         Section 5.05. Maintenance of Properties, Etc.........................17
         Section 5.06. Further Assurances.....................................18
         Section 5.07. Default Notice; Litigation Notice......................18
         Section 5.08. Operating Account .....................................18
         Section 5.09. Loan Documents and IESU................................18

Article VI NEGATIVE COVENANTS.................................................19

         Section 6.01. Indebtedness...........................................19
         Section 6.02. Liens.  19
         Section 6.03. Activities.............................................19
         Section 6.04. Sales, etc.............................................20
         Section 6.05. Amendments, etc........................................20
         Section 6.06. Investments............................................20
         Section 6.07. Dividends; Issuance of Stock...........................20
         Section 6.08. No Other Accounts......................................20
         Section 6.09. Offering Materials.....................................21

Article VII...................................................................21

Article VII DEFAULTS..........................................................21

         Section 7.01. Defaults...............................................21

Article VIII DEFINITIONS......................................................24

         Section 8.01. Definitions............................................24

Article IX MISCELLANEOUS......................................................30

         Section 9.01. Notices................................................30
         Section 9.02. Survival of Agreement..................................30
         Section 9.03. Expenses of the Agent and the Banks....................31
         Section 9.04. Applicable Law.........................................31
         Section 9.05. Modification of Agreement..............................31
         Section 9.06. Waiver of Rights.......................................32


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         Section 9.07. Extension of Maturity..................................32
         Section 9.08. Recourse Limited.......................................32
         Section 9.09. Counterparts...........................................32
         Section 9.10. Severability...........................................33
         Section 9.11. Bankruptcy Petition Against the Company................33
         Section 9.12. Offset. 33
         Section 9.13. Ratable Payments.......................................33
         Section 9.14. Numbers of Documents...................................34
         Section 9.15. Headings...............................................34
         Section 9.16. Entire Agreement.......................................34
         Section 9.17. Obligations Outstanding under the 1987 Credit
                       Agreement .............................................34

Article X THE AGENT...........................................................34

         Section 10.01. Appointment...........................................34
         Section 10.02. Powers................................................35
         Section 10.03. General Immunity......................................35
         Section 10.04. No Responsibility for Loans, Recitals, etc............35
         Section 10.05. Action on Instructions of Banks.......................35
         Section 10.06. Employment of Agents and Counsel......................35
         Section 10.07. Reliance on Documents; Counsel........................36
         Section 10.08. Agent's Reimbursement and Indemnification.............36
         Section 10.09. Rights as a Bank......................................36
         Section 10.10. Bank Credit Decision..................................36
         Section 10.11. Successor Agent.......................................37

Article XI BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................37

         Section 11.01. Successors and Assigns................................37
         Section 11.02. Participations........................................38
         Section 11.03. Assignments...........................................38
         Section 11.04. Dissemination of Information..........................39
         Section 11.05. Tax Treatment.........................................39


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SCHEDULE I     -      ADDRESSES FOR NOTICES

EXHIBIT A      -      CERTIFICATE OF OFFICER OF THE COMPANY
EXHIBIT B      -      CERTIFICATE OF OFFICER OF IESU
EXHIBIT C      -      FORM OF COMMERCIAL PAPER NOTE
EXHIBIT D      -      FORM OF B NOTE
EXHIBIT E      -      SECOND AMENDED AND RESTATED CONSENT AND AGREEMENT
EXHIBIT F      -      THIRD AMENDED AND RESTATED DEPOSITARY AGREEMENT
EXHIBIT G      -      SECOND AMENDED AND RESTATED SECURITY AGREEMENT
EXHIBIT H      -      ACKNOWLEDGEMENT OF DEPOSITARY
EXHIBIT I      -      AMENDMENT TO FUEL LEASE
EXHIBIT J      -      ASSIGNMENT AGREEMENT


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                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") dated as of July 29, 2003, by and among ARNOLD FUEL, INC., a Delaware corporation (hereinafter called the "COMPANY"); the Banks now or hereafter party hereto; and BANK ONE, N.A. (main office: Chicago, Illinois), individually (in such capacity hereinafter called "BANK ONE") and as Agent (in such capacity hereinafter called the "AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Company and Bank One are parties to that certain Third Amended and Restated Credit Agreement dated as of August 3, 2001, (as amended by four Amendments thereto dated as of August 2, 2002, October 31, 2002, January 31, 2003 and April 30, 2003, respectively, the "2001 CREDIT AGREEMENT") pursuant to which Bank One agreed to make available to the Company revolving credit loans on the terms and conditions set forth therein; and

         WHEREAS, the 2001 Credit Agreement amended and restated in its entirety that certain Second Amended and Restated Credit Agreement dated as of September 17, 1987 (the "1987 CREDIT AGREEMENT"), as it had been previously amended and supplemented, pursuant to which Bank One agreed to make available to the Company revolving credit loans on the terms and conditions set forth therein; and

         WHEREAS, the 1987 Credit Agreement amended and restated in its entirety that certain Amended and Restated Credit Agreement dated as of December 21, 1978, (the "ORIGINAL CREDIT AGREEMENT") as it had been previously amended and supplemented pursuant to Supplemental Agreement dated as of June 1, 1981, Supplemental Agreement II dated as of March 13, 1984, and Supplemental Agreement III dated as of December 31, 1984; and

         WHEREAS, the Company has purchased Nuclear Fuel and leased such Nuclear Fuel to Interstate Power & Light Company (formerly IES Utilities Inc., formerly Iowa Electric Power and Light Company), an Iowa corporation (hereinafter called "IP&L"), pursuant to the Fuel Lease; and

         WHEREAS, in order to finance the cost of purchasing and owning the Nuclear Fuel, the Company has: (a) issued and sold promissory notes in the United States commercial paper market and (b) obtained a commitment from Bank One pursuant to the 2001 Credit Agreement to make revolving credit loans to the Company (the "EXISTING Loans"); and

         WHEREAS, the Company now proposes to issue and sell its Senior Secured Notes (as defined herein) in an aggregate principal amount of $30,000,000 to the Note Purchaser (as defined herein), and in connection therewith, has requested that Bank One (i) enter into and accept appointment as the Collateral Agent under the Collateral Agency Agreement (as such terms are defined herein) and
(ii) amend and restate the 2001 Credit Agreement and the Second Amended and Restated Security Agreement entered into in connection therewith to reflect certain modifications thereto necessitated by the sale of the Senior Secured Notes.


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         NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto agree that, effective upon the satisfaction of the conditions set forth in Section 4.01 hereinbelow, the 2001 Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                             REVOLVING CREDIT LOANS

         SECTION 1.01.  REVOLVING CREDIT LOANS.

         Subject to the terms and conditions hereof, each Bank severally agrees to make loans (hereinafter sometimes called the "REVOLVING CREDIT LOANS" or the "LOANS") to the Company from the date hereof until the Termination Date in an aggregate principal amount at any one time outstanding up to its ratable portion of the amount of the excess of (I) the sum of (a) the Aggregate Commitment, plus
(b) the amount of funds on deposit in the Note Redemption Account, over (II) the result of (x) the aggregate principal amounts of A Notes then outstanding minus
(y) that portion of the proceeds, if any, of such Loans to be applied on the same day to the payment of the principal amount of and/or accrued interest on the A Notes; provided, however, that in no event shall the aggregate principal amount of the Loans of any Bank outstanding exceed such Bank's Commitment. The Company shall give the Agent prior written or facsimile notice (or telephone notice confirmed in writing) no later than 11:30 a.m. Chicago time on the date when such Revolving Credit Loans are requested, which notice shall specify the proposed date and amount thereof. Each Advance hereunder shall consist of Loans made from the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Each Advance hereunder shall be in the principal amount of $1,000,000 or any integral multiple of $100,000 in excess thereof. Not later than 12:30 p.m. (Chicago time) on each such proposed borrowing date, each Bank shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Section 9.01. The Agent will promptly make the funds so received from the Banks available to the Company on such proposed date by crediting the amount thereof to the accounts provided for in the following sentence. The proceeds of all Loans shall be credited to the accounts maintained with the Depositary as follows: first, to the extent needed to provide, in the Note Redemption Account, funds sufficient to pay all outstanding A Notes maturing on or before the date of the making of the Loan, such Loans shall be credited to the Note Redemption Account, and second, any balance shall be credited to the Operating Account. Until the Termination Date, the Company may borrow, prepay and reborrow hereunder from the Banks in accordance with this Section and
Section 1.04 hereof.

         SECTION 1.02.  B NOTES.

         All Revolving Credit Loans by a Bank shall be evidenced by a B Note payable to such Bank. The date and amount of each such Loan, and the date and amount of each payment of principal of such Loan, shall be recorded on the schedule annexed to such B Note, but failure of a Bank to so record shall not relieve the Company of its obligation to repay outstanding Loans and all interest thereon in accordance herewith. The aggregate unpaid amount of all such

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Loans as set forth in such schedule shall be the principal amount owing on such
B Note. The principal of such B Note shall be payable on the Termination Date, and each such Loan shall bear interest (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable) from the date of such Loan until maturity on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate in effect from time to time, payable quarterly on the last day of February, May, August and November in each year in respect of the next preceding calendar quarter or period; provided, however, that any principal or other amount not paid when due hereunder shall bear interest at the Alternate Base Rate plus 2%, payable on demand. In computing interest on the B Notes, the date of the making of any Loan evidenced thereby shall be included and, subject to Section 1.05, the date of payment shall be excluded.

         SECTION 1.03.  PURPOSE OF BORROWING.

         The Company agrees that it will not borrow hereunder in an amount in excess of that needed on a current basis to finance the purchase and ownership of Nuclear Fuel to lease to IP&L pursuant to the Fuel Lease.

         SECTION 1.04.  PAYMENTS AND PREPAYMENTS.

         (a) Optional Prepayment. The Company may, upon one Business Day's prior written notice to the Agent (such notice being irrevocable) stating the proposed date and aggregate principal amount of prepayment, prepay the B Notes, in whole at any time or ratably in part, from time to time without penalty or premium. Each partial prepayment pursuant to this paragraph (a) shall be in a minimum aggregate amount of $100,000.

         (b) Mandatory Payments and Prepayments. All payments by IP&L under the Fuel Lease (including all payments of Basic Rent), shall be deposited in the Operating Account and, to the extent not required to be deposited in the Note Redemption Account because of insufficient funds therein for the payment of A Notes that have matured or will mature on the date of determination, shall be paid out of the Operating Account and applied (or held for application) to the Obligations to the extent and in the manner provided in the Security Agreement. The Company shall prepay the Notes (or cause funds to be held for payment in the Note Redemption Account, in the case of the A Notes) in an amount by which the aggregate outstanding principal amount of the Notes shall at any time exceed the sum of the Aggregate Commitment then in effect plus the amount of funds on deposit in the Note Redemption Account.

         (c) Payment of Interest. Each payment or prepayment of principal hereunder shall be accompanied by the payment of accrued interest on the amount of such payment or prepayment to the date thereof, excluding the date of payment or prepayment as aforesaid.

         (d) Time and Place of Payment. The Company shall make any prepayment of Notes described in (a) or (b) above not later than 12:00 noon (Chicago time) on the day when due in Dollars to the Agent at its address referred to in Section
9.01 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably to the Banks. Upon receipt of a Notice of Assignment (attached hereto as Exhibit A to the Form of Assignment Agreement, attached hereto as Exhibit J), from and after the effective date specified in such Notice of Assignment Agreement, the Agent shall make all payments hereunder in respect of the interest assigned

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                                                                               4


thereby to the Purchaser thereunder, and the parties to such Assignment Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         SECTION 1.05.  FEDERAL FUNDS.

         All payments, prepayments and other transfers of funds under this Agreement shall be made in federal funds or in funds otherwise immediately available in Chicago, unless the recipient thereof shall otherwise agree. Notwithstanding the preceding sentence, distributions by the Agent to any Bank shall be made to such location or office as such Bank may direct. Each payment hereunder shall be made by 12:00 noon, Chicago time, on the day when due. Funds received after such hour may be deemed to have been received on the next succeeding Business Day.

         SECTION 1.06.  EXISTING B NOTE.

         Inasmuch as the B Notes executed by the Company and delivered to the Banks as of the Effective Date constitute, to the extent of the unpaid principal balance of the Existing Loans on the Effective Date, an extension and renewal of the Existing B Note, each Bank shall, upon receipt of its B Note, endorse on the schedule attached thereto its ratable share (based on the proportion that such Bank's Commitment bears to the Aggregate Commitment) of the amount of the unpaid principal balance, if any, of the Existing B Note, whereupon Bank One shall mark the Existing B Note "Cancelled by Renewal" and return it to the Company.

         SECTION 1.07.  REDUCTION OF COMMITMENT.

         The Company may from time to time reduce the Aggregate Commitment in effect at the commencement of any calendar quarter by $5,000,000 or any integral multiple of $100,000 in excess thereof to an amount not less than the principal amount of A Notes and Revolving Credit Loans then outstanding after deducting therefrom the amount of funds on deposit in the Note Redemption Account; provided that, the Company shall give the Agent written notice of such reduction not less than 5 days prior to the commencement of such quarter. Any such reduction shall be allocated ratably among the Banks in the proportion that each Bank's Commitment bears to the Aggregate Commitment.

         SECTION 1.08.  FEES; CAPITAL ADEQUACY REQUIREMENTS.

         (a) Participation Fee. The Company shall pay to the Agent for the account of each Bank a one-time participation fee equal to _____% of such Bank's Commitment, payable on the Effective Date.

         (b) Facility Fee. The Company shall pay to the Agent for the account of each Bank a facility fee of .15% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on such Bank's Commitment (without regard to usage) from April 30, 2003 (or, as appropriate, the effective date of any assignment to such Bank pursuant to Section 11.03) to and including the Termination Date, payable quarterly, in arrears, on the last day of each February, May, August and November and on the Termination Date.


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                                                                               5


         (c) Administrative Agency Fee. The Company will pay to the Agent, for its services as such, an Administrative Agency fee of $5,000, payable annually in arrears on each anniversary of the Effective Date and, in any event, on the Termination Date.

         (d) Capital Adequacy. If a Bank (hereinafter an "AFFECTED BANK") shall have determined that the adoption, after the date hereof, of any applicable law, rule or regulation regarding capital adequacy, or any change therein, by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Affected Bank (with a copy of such demand to the Agent), the Company shall immediately pay to the Agent for the account of such Affected Bank, from time to time as specified by such Affected Bank, additional amounts sufficient to compensate such Affected Bank or such corporation in the light of such circumstances, to the extent that such Affected Bank reasonably determines such increase in capital to be allocable to the existence of such Affected Bank's Commitment. A certificate as to such amounts submitted to the Company and the Agent by such Affected Bank, describing in reasonable detail the manner in which such amounts have been calculated, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination and allocation thereof shall have been made by such Affected Bank in good faith. Notwithstanding the foregoing, no Affected Bank shall be entitled to demand compensation or be compensated pursuant to this Section 1.08(d) to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Affected Bank first notified the Company of the occurrence of the event entitling such Affected Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

         SECTION 1.09. NOTIFICATION OF ADVANCES, INTEREST RATES, REPAYMENTS AND COMMITMENT REDUCTIONS.

         Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, borrowing notice, and repayment notice received by it hereunder. The Agent will give each Bank prompt notice of each change in the Alternate Base Rate.

         SECTION 1.10.  NON-RECEIPT OF FUNDS BY THE AGENT.

         Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on


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                                                                               6


demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

         SECTION 1.11.  NO DEDUCTION; CERTAIN TAXES.

         (a) All payments by the Company hereunder shall be made free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its net income, and franchise or similar taxes imposed on it, by any jurisdiction, unless such Bank would not have had such taxes imposed on it by such jurisdiction but for such Bank's having entered into this Agreement, having consummated the transactions contemplated hereby or having received payments hereunder or under the other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.11(a)) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, or similar charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

         (c) The Company will indemnify each Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.11) paid by such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank makes written demand therefor. The Company's and each Bank's obligations under this Section 1.11 shall survive the payment in full of all amounts owing under this Agreement and the Notes.

         (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the relevant Bank the original or a certified copy of a receipt evidencing payment thereof.

         (e) Each Bank not incorporated in the United States or a jurisdiction within the United States shall, on or prior to the date it becomes a Bank hereunder, deliver to the Company and the Agent such certificates, documents or other evidence, as required by the Code, or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224, Form 1001, Form W-8 BEN or Form W-8 ECI and any other certificate or statement of exemption required by


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                                                                               7


Treasury Regulation Section l.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank establishing that it is (i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Bank shall promptly notify the Company and the Agent of any change in its Lending Office and shall deliver to the Company and the Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Unless the Company and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States of America. Each Bank represents and warrants that each such form supplied by it to the Agent and the Company pursuant to this
Section 1.11, and not superseded by another form supplied by it is or will be, as the case may be, complete and accurate.

         (f) Any Bank claiming any additional amounts payable pursuant to this
Section 1.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

                                   ARTICLE II

                           COMMERCIAL PAPER OPERATIONS

         SECTION 2.01.  AGENCY; DEPOSIT OF A NOTES.

         The Company has appointed JP Morgan Chase Bank (the "DEPOSITARY") as its agent for the issuance, delivery and payment of its promissory notes to be offered in the commercial paper market, which notes will be in the form of A Notes. The Company shall deposit A Notes with the Depositary in accordance with the terms of the Depositary Agreement.

         SECTION 2.02.  TERM OF A NOTES; PRINCIPAL AMOUNT; ISSUANCE.

         (a) No A Note shall mature later than 270 days from the date of issuance thereof and, in no event, later than the Termination Date in effect at the time of its issuance.

         (b) The aggregate principal amount of the A Notes at any time outstanding shall not exceed the amount of the excess of (i) the sum of the Aggregate Commitment plus the amount of funds on deposit in the Note Redemption Account, over (ii) the aggregate principal amount of the B Notes then outstanding.

         (c) The proceeds of the sale of A Notes shall be credited: first, to the extent needed to provide in the Note Redemption Account funds sufficient to


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pay all A Notes that have matured or will mature on the date of sale of such A
Notes, to the Note Redemption Account; and second, to the Operating Account.

         (d) The Company shall not issue A Notes unless the Required Banks shall have consented to such issuance. Subject to Sections 2.03 and 2.05 hereof, the Required Banks shall be deemed to have consented to the issuance of A Notes unless they shall have instructed the Company to cease issuing A Notes. The Company shall not, after the receipt of such instructions, issue A Notes until the Required Banks shall have rescinded such instructions and shall have consented in writing to the issuance of A Notes. Any instructions by the Required Banks to cease issuing A Notes and each notice rescinding such instructions shall be in writing or by facsimile and shall also be given to the Depositary. The Required Banks hereby agree that they shall not give instructions to cease issuing A Notes so long as (i) each of the conditions precedent specified in Article IV hereof with respect to the issuance of A Notes shall have been satisfied; and (ii) the Operating Account and the Note Redemption Account and any funds on deposit in either of such Accounts are not subject to any writ, judgment, warrant of attachment, execution or similar process; and (iii) none of the events specified in Section 2.05 hereof has occurred.

         SECTION 2.03.  NOTE REDEMPTION ACCOUNT.

         The Company shall maintain with the Depositary a special purpose account that shall be designated the "NOTE REDEMPTION ACCOUNT". If at any time when A Notes mature there are insufficient funds on deposit in the Note Redemption Account to pay matured and maturing A Notes, the (a) proceeds of Advances made pursuant to Article I to pay maturing A Notes, or (b) funds on deposit in the Operating Account shall, to the extent of such deficit, be deposited in the Note Redemption Account. In the event that the Company, in good faith, determines that IP&L has become insolvent, the Company may advise the Depositary to refrain from depositing in the Note Redemption Account funds on deposit in the Operating Account; provided that after so advising the Depositary the Company shall not issue A Notes unless the Required Banks shall have consented in writing to such issuance. Any instruction by the Company to the Depositary shall be in writing or by facsimile and shall also be given to the Agent. The right of withdrawal from the Note Redemption Account shall be vested solely in the Depositary and shall be exercised by it only for the purpose of paying matured A Notes presented to it for payment. Subject to the rights of the Company under this Section, on the maturity date of each A Note, the Company shall cause to be deposited in the Note Redemption Account funds sufficient to pay all amounts due under such A Note on that date.

         SECTION 2.04.  TERMINATION DATE.

         The "TERMINATION DATE" shall be 5:00 p.m., Chicago time, on April 29, 2004. The Termination Date shall be extended upon agreement of all Banks for additional periods of 364 days from the Termination Date as theretofore in effect. Any such extension must be requested at least 60 days prior to the Termination Date theretofore in effect, and each Bank must respond to such request at least 30 days prior to such Termination Date; provided that any Bank that fails to so respond shall be deemed to have declined the requested extension.

         SECTION 2.05.  MODIFICATION OR TERMINATION.

         In the event:

         (a) any restrictions are imposed upon the Banks or the Company by any state or Federal regulatory authority that in the sole judgment of the Required Banks prevent the Banks from consenting to the issuance or sale of A Notes; or

         (b) the Required Banks shall have given notice to the Company and IP&L that the Required Banks are not reasonably satisfied with any material, adverse and presently effective change, since the date of this Agreement in the liability insurance or indemnification protection theretofore afforded the Agent and the Banks, the Company and IP&L (whether such change results from legislative act, administrative or judicial determination or otherwise) under the provisions of the Atomic Energy Act of 1954, as amended (42 U.S.C. ss. 2011 et seq.) (the "ATOMIC ENERGY ACT") or under any other applicable law, rule or regulation or in the application, interruption or enforcement thereof; or

         (c) a nuclear incident, as defined in the Atomic Energy Act, involving or connected in any way with nuclear fuel owned or leased by IP&L or any generating facility utilizing such fuel occurs and the Required Banks notify the Company and IP&L that they reasonably believe such nuclear incident may give rise to liability, or to damage, destruction or personal injury, in an aggregate amount in excess of $50,000,000; or

         (d) any approval, consent or license required for the operation of the Generating Facility shall be revoked or withdrawn and shall not be reinstated or reissued within nine months,

the obligation of the Required Banks to consent to the issuance of A Notes shall terminate ipso facto. Further, in the event that reserve requirements or any other regulatory requirements or restrictions (except as provided in Section 1.08(d) hereof) are hereafter imposed upon any Bank at any time that would affect the profitability to such Bank of the arrangements contemplated by this
Article II, such Bank (hereinafter an "AFFECTED BANK") shall promptly notify the Company of such requirement or restriction as to its loss of profitability (specifying the reasons for such loss and setting forth the computation of such loss in reasonable detail), and the Company shall have the option of (i) borrowing as contemplated by Article I hereof and terminating the obligation of the Required Banks to consent to the issuance of A Notes if such would avoid the loss of profitability of such Affected Bank or (ii) compensating such Affected Bank for its loss of profitability. If the Company does not exercise such option within 45 days after receipt of such notice from such Affected Bank, (a) the obligation of the Required Banks to consent to the issuance of A Notes shall forthwith terminate without further action or notice on the part of the Banks and (b) the Company will promptly compensate such Affected Bank for its loss of profit from the date such Affected Bank advised the Company of such loss until the earlier of (I) the effective date of any assignment of the Affected Bank's interests hereunder pursuant to Section 2.06, and (II) the later of the Termination Date or the date when no A Notes are outstanding. Notwithstanding the provisions of the preceding two sentences, no Affected Bank shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Affected Bank first notified the Company of the occurrence of the event entitling such Affected Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

         SECTION 2.06.  SUBSTITUTION OF BANK.

         Each Bank that becomes an Affected Bank, whether pursuant to Section 1.08(d) or Section 2.05, shall be obliged, at the request of the Company and subject to such Affected Bank receiving payment in full of all amounts owing to it under this Agreement prior to completion of an assignment, to assign without recourse or warranty and by an assignment agreement in substantially the form of Exhibit J attached hereto, all of its rights and obligations hereunder to another financial institution nominated by the Company (which may be one or more of the Banks) and willing to participate in the facilities created hereby through the Termination Date in the place of such Affected Bank; provided, that such transferee satisfies all the requirements of this Agreement. No such assignment shall excuse the Company from any payment previously demanded pursuant to Section 1.08(d) or Section 2.05.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and the Banks that:

         SECTION 3.01.  ORGANIZATION, CORPORATE POWERS, ETC.

         The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the corporate power and authority, and has obtained all necessary governmental licenses and permissions, to carry on its business as the owner and lessor of the property subject to the Fuel Lease; and (c) has the corporate power to execute, deliver and perform the Loan Documents to which it is a party.

         SECTION 3.02.  CORPORATE AUTHORITY, ETC.

         The execution, delivery and performance by the Company of the Loan Documents to which it is a party (a) have been duly authorized by all requisite corporate action on the part of the Company, and (b) will not violate (i) any provision of law, any order of any court or other governmental agency or the Certificate of Incorporation or By-laws of the Company or (ii) any indenture, agreement or other instrument to which the Company is a party, or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, other than as permitted by Section 6.02, upon any of its property or assets. The Loan Documents to which the Company is a party are legally binding and enforceable obligations of the Company, except as the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles and (y) the rights of owners of Related Nuclear Material.

         SECTION 3.03.  TITLE TO PROPERTIES.

         The Company has good and marketable title to all its assets, free and clear of all mortgages, pledges, liens, charges and other encumbrances, except such as are not prohibited by Section 6.02.

         SECTION 3.04.  LITIGATION.

         There is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened (or any basis therefor) against or affecting the Company or any property or rights of the Company: (a) relating to the Loan Documents and the transactions created thereby or (b) that, if adversely determined, would materially impair the ability of the Company to perform its obligations under the Loan Documents to which it is a party or would materially adversely affect the financial condition of the Company, except (x) any proceedings in connection with any applications or filings that the Company may make to the Federal Energy Regulatory Commission or to the Securities and Exchange Commission for any exemptions under the Federal Power Act or the Public Utility Holding Company Act of 1935 or to any state utility regulatory authority for any exemptions under state regulatory laws, and (y) any actions, suits, proceedings, or investigations, which in the judgment of the Company after consultation with its counsel are without merit.

         SECTION 3.05.  AGREEMENTS.

         The Company is not a party to any agreement other than the agreements specifically referred to in or contemplated by this Agreement, the Fuel Lease, the Interim Payment Agreement (as defined in the Fuel Lease), an agreement with Broad Street with respect to management and advisory services to the Company (the "MANAGEMENT AGREEMENT")and an agreement with Goldman, Sachs & Co. with respect to sale of A Notes and payment of an initial fee (the "DEALER AGREEMENT").

         SECTION 3.06.  GOVERNMENTAL APPROVALS.

         No consent, license, order, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority that has not been obtained and is in full force and effect is required in connection with the execution, delivery and performance by the Company of the Loan Documents to which it is a party or the issuance or sale of the A Notes or the activities of the Company contemplated thereby.

         SECTION 3.07.  PLAN.

         There is no Plan with respect to the Company.

         SECTION 3.08.  INVESTMENT COMPANY ACT.

         The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as in effect from time to time.

         SECTION 3.09.  SECURITY AGREEMENT.

         The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected lien on the Collateral as security for the payment and performance of the Obligations and the A Notes, prior to all other liens and enforceable as such as against creditors of the Company and third parties, except (a) for the liens permitted by Section 6.02,
(b) for liens for the payment of state or local taxes that are given priority by operation of law, (c) as enforcement may be adversely affected by the Atomic Energy Act and regulations thereunder, (d) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors rights, (e) as enforcement may be affected by general principles of equity, and (f) for cash (other than identifiable cash proceeds of Collateral) not in the possession of the Collateral Agent or the Depositary.

         SECTION 3.10.  REGULATION U.

         The Company is not engaged principally, or as one of its activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Revolving Credit Loan, A Note, Senior Secured Note or Further Permitted Obligation will be used to purchase or carry any margin stock within the meaning of said regulation or to extend credit to others for such purpose.

         SECTION 3.11.  REQUIREMENTS OF LAW; TAXES.

         The Company: (a) is in compliance in all material respects with all applicable requirements of law; (b) has filed all Federal, state and local tax returns and reports required to be filed by the Company; and (c) has paid all taxes due pursuant to said returns or any written assessment received by the Company.

         SECTION 3.12.  FINANCIAL DATA.

         The audited balance sheet of the Company as at December 31, 2002, and the related audited statements of income and retained earnings for the fiscal year then ended, and the unaudited balance sheet of the Company as at March 31, 2003 and the related unaudited statements of income and retained earnings for the three-month period then ended, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such balance sheets and statements of income and retained earnings for the three month ended March 31, 2003, to year-end adjustments) the financial condition of the Company as at such dates and the results of its operations and retained earnings for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

         SECTION 3.13.  ABSENCE OF CHANGE.

         Since December 31, 2002, there has been no material adverse change in the business, financial condition, operations, results of operations or prospects of the Company or in the Company's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.

         SECTION 3.14.  REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in each other Loan Document to which it is or will be a party are true and correct on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

         SECTION 3.15.  ACCURACY OF INFORMATION.

          All information furnished by or on behalf of the Company and IP&L to the Banks, as of the date so delivered and as of the Effective Date, did not and does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.16.  OWNERSHIP AND MANAGEMENT.

         All of the capital stock of the Borrower is owned by Broad Street, and the Borrower is managed by Broad Street pursuant to the Management Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall become effective as of the date first above written upon the satisfaction of all of the following conditions precedent:

         (a) This Agreement shall have been duly executed and delivered by the Company and the Banks;

         (b) No Event of Default or event that, but for the lapse of time or service of notice or both, would constitute an Event of Default under the 2001 Credit Agreement shall have occurred and be continuing;

         (c) Bank One shall have received:

               (i) a B Note payable to each Bank in the amount of its Commitment;

               (ii) the Security Agreement, duly executed by the Company, together with such lien searches and Uniform Commercial Code Financing Statements as the Agent may reasonably require;

               (iii) the Consent and Agreement, duly executed by IP&L;

               (iv) copies (which may be photocopies) of the executed Depositary Agreement, certified by the Secretary or an Assistant Secretary of the Company to be true, correct and complete copies thereof;

               (v) an Acknowledgement in the form of Exhibit H hereto, duly executed and delivered by the Depositary, with regard to the Depositary Agreement (the "DEPOSITARY ACKNOWLEDGEMENT");

               (vi) a Third Amendment to the Fuel Lease in the form of Exhibit I hereto (the "FUEL LEASE AMENDMENT"), duly executed and delivered by the Company and IP&L.

               (vii) certificates of good standing of the Company and IP&L from the respective Secretaries of State of Delaware and Iowa listing all charter documents on file and dated as of recent dates;

               (viii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date certifying:

                    (1) that attached thereto are true and complete copies of
               the By-laws of the Company as in effect on the date of the meeting of the Board of Directors referred to in the resolutions specified in clause (2) below, and on the date of such certification, and of the Articles of Incorporation of the Company as in effect on such dates;

                    (2) that attached thereto is a true and complete copy of
               resolutions adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Depositary Agreement, the Security Agreement (and any financing statements required in connection therewith), the Notes, the Fuel Lease Amendment, the Depository Acknowledgement and the designation of the Depositary as depositary and agent in respect of the A Notes, and that such resolutions are in full force and effect and have not been rescinded or revoked ; and

                    (3) the incumbency and specimen signature of each officer of the Company executing this Agreement, the Depositary Agreement, the Security Agreement, the Notes, the Fuel Lease Amendment, the Depository Acknowledgement and any certificates or instruments furnished pursuant hereto and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in Section 4.01(f);

               (ix) a certificate of the Secretary or an Assistant Secretary of IP&L dated the Effective Date and certifying:

                    (1) that attached thereto are full, true and correct copies of the By-laws of IP&L as in effect on the date of the meeting of the Board of Directors referred to in the resolutions specified in clause (2) below, and on the date of such certification, and of the Articles of Incorporation of IP&L as in effect on such dates;

                    (2) that attached thereto is a true and complete copy of
               resolutions adopted by the Board of Directors of IP&L authorizing the execution and delivery of the Consent and Agreement and the Fuel Lease Amendment, and that such resolutions are in full force and effect and have not been rescinded or revoked; and

                    (3) the incumbency and specimen signature of each officer of
               IP&L executing the Consent and Agreement, the Fuel Lease Amendment and any certificates or instruments furnished pursuant hereto or thereto and certification by another officer of IP&L as to the incumbency and signature of the officer signing the certificate referred to in Section 4.01(f);

               (x) the favorable written opinion of Loeb & Loeb, counsel for the Company, dated the Effective Date, addressed to the Agent, the Collateral Agent and the Banks and satisfactory in form and substance to the Agent and its counsel;

               (xi) the favorable written opinion of Foley & Lardner, counsel to IP&L, dated the Effective Date, addressed to the Agent, the Collateral Agent and the Banks and satisfactory in form and substance to the Agent and its counsel;

               (xii) such other documents as the Agent or its counsel may reasonably request;

         (d) the Depositary Agreement shall be in full force and effect without amendment or modification thereof, except as approved in writing by the Agent;

         (e) the Fuel Lease shall be in full force and effect without amendment or modification thereof except as approved in writing by the Agent; and

         (f) the Agent shall have received a certificate, dated the Effective Date and signed by an officer of the Company, such certificate to be substantially in the form of Exhibit A hereto, and the Company shall cause to be delivered to the Agent a certificate, dated the Effective Date and signed by a responsible officer of IP&L, such certificate to be substantially in the form of Exhibit B hereto. Each request (other than the first request) by the Company for an Extension of Credit hereunder shall constitute a reaffirmation by the Company as of the date of such borrowing that such certificate of an officer of the Company is true and correct on and as of such date and confirmation that the Company does not have any knowledge of any incorrect statement on and as of such date in such certificate of an officer of IP&L furnished pursuant to this
Section 4.01(f).

         SECTION 4.02.  CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT.

         No Bank shall be required to make or permit any Extension of Credit hereunder (including, without limitation, the initial Loan) unless:

         (a) the representations and warranties set forth in Article III hereof and of IP&L set forth in the Consent and Agreement shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date;

         (b) the Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Default or Event of Default shall have occurred and be continuing on such date;

         (c) if such Extension of Credit involves the issuance of A Notes, no Special Termination Event shall have occurred and be continuing;

         (d) if such Extension of Credit involves the issuance of A Notes, all laws and regulations applicable thereto shall have been complied with;

         (e) the conditions precedent contained in Section 4.01 hereof shall remain satisfied on and as of the date of, and after giving effect to, such Extension of Credit; and

         (f) all legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to the Agent and its counsel.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Agent and the Banks that so long as this Agreement shall remain in effect or any of the Notes shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will:

         SECTION 5.01.  CORPORATE EXISTENCE.

         Except as otherwise permitted by Section 6.04 hereof, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply with all laws applicable to it; at all times maintain, preserve and protect all franchises and preserve all its property used or useful in the conduct of its business; and exercise its rights under the Fuel Lease to cause IP&L to perform all of its obligations as lessee thereunder, in respect of the Nuclear Fuel.

         SECTION 5.02.  COMPLIANCE WITH DOCUMENTS; OBLIGATIONS AND TAXES.

         Comply in all material respects with all of its obligations under the Loan Documents and pay or discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings.

         SECTION 5.03.  FINANCIAL STATEMENTS.

         Maintain, or cause to be maintained, for itself a system of accounting appropriate to its business and sufficient to enable the Company to satisfy the requirements of this Agreement, and furnish to the Banks:

         (a) within 120 days after the end of each fiscal year, a balance sheet and statement of income and retained earnings of the Company, certified by Deloitte & Touche LLP or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Required Banks, showing the financial condition of the Company at the close of such year and the results of its operations during such year, accompanied by a certificate of an authorized officer of the Company to the effect that to the best of his or her knowledge after reasonable inquiry no Default or Event of Default has occurred and is continuing, or identifying the Default or Event of Default;

         (b) within 30 days after the end of each quarter of each fiscal year, unaudited financial statements similar to those described in paragraph (a) above, but certified by an authorized officer of the Company, such unaudited balance sheets to be as of the end of such quarter and such unaudited statements of income and retained earnings to be for the period from the beginning of the calendar year to the end of such quarter, in each case subject to audit and year-end adjustments, accompanied by a signed certificate of no default in the form required under paragraph (a) above; and

         (c) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company as the Agent or any Bank may reasonably request.

         SECTION 5.04.  INSPECTION RIGHTS.

         At any time and from time to time upon reasonable notice, permit or arrange for the Agent, the Banks and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Company and to discuss the affairs, finances and accounts of the Company with the Company and its officers, directors and accountants.

         SECTION 5.05.  MAINTENANCE OF PROPERTIES, ETC.

         Maintain good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the business, financial condition, operations, results of operations or prospects of the Company, or on the Company's ability to perform its obligations under this Agreement or any other Loan Document to which it is or will be a party.


         SECTION 5.06.  FURTHER ASSURANCES.

         At its own cost and expense, execute and deliver to the Agent all such documents and instruments and do all such other acts and things as may be reasonably requisite, in the opinion of counsel for the Agent, to enable the Collateral Agent to exercise and enforce its rights under the Security Agreement, to realize thereon and to collect and receive all moneys due or to become due under the Collateral and record and file and re-record and refile all such documents and instruments at such time or times, in such manner and at such place or places, all as may be necessary to validate, preserve and protect the rights of the Collateral Agent, as from time to time specified by counsel for the Agent. The Company hereby authorizes the Collateral Agent on behalf of the Secured Parties under the Collateral Agency Agreement to file Uniform Commercial Code financing statements and continuation statements with respect to the security interest created under the Security Agreement, and is vested with authority to sign as an agent coupled with an interest on behalf of the Company such financing statements or continuation statements as the Collateral Agent shall deem necessary.

         SECTION 5.07.  DEFAULT NOTICE; LITIGATION NOTICE.

         Promptly upon (and in no event later than five days after) learning thereof, notify the Agent of (i) the occurrence of any Default or Event of Default and (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, other than as contemplated by Section 3.04 hereof, which, if adversely determined, would materially impair the right of the Company to carry out its obligations under the Fuel Lease, or would materially affect its business, operations, properties, assets or condition, financial or otherwise.

         SECTION 5.08.  LOAN DOCUMENTS AND IP&L.

         Promptly following a request from the Required Banks to do so and at the Company's own expense, take all such lawful action as the Required Banks may request to enforce or secure the performance by IP&L of its obligations under the Fuel Lease and other Loan Documents in accordance with the respective terms thereof, and exercise any right, power, remedy or privilege available to the Company thereunder or in connection therewith to the extent and in the manner directed by the Required Banks, including, without limitation, the institution of legal or administrative actions or proceedings to compel or enforce performance by IP&L of its obligations thereunder or otherwise, or to recover any payment due the Company thereunder or otherwise, and the Company hereby appoints the Agent the Company's attorney-in-fact for the purpose of, upon the occurrence and during the continuance of a Event of Default, taking all such action and exercising any such right, power, remedy or privilege, in the name of the Company or otherwise, which appointment is coupled with an interest and is irrevocable.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Company covenants and agrees with the Banks that so long as this Agreement shall remain in effect or any of the Notes shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will not, directly or indirectly:

         SECTION 6.01.  INDEBTEDNESS.

         Incur, create, assume or permit to exist, directly or indirectly, any indebtedness or liability for borrowed money, or any indebtedness evidenced by notes, bonds, debentures or similar obligations (including, but not limited to, conditional sales or similar title retention agreements and guaranties), except
(a) the Notes, (b) the Senior Secured Notes, (c) any Further Permitted Obligations consented to by the Required Banks in their sole and absolute discretion, (d) indebtedness that may exist under the agreements referred to in
Section 3.05 hereof, and (e) unsecured indebtedness owing to IP&L, which by its terms precludes repayment if a Default or Event of Default shall have occurred and be continuing.

         SECTION 6.02.  LIENS.

         Incur, create, assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets now or hereafter owned except:

         (a) liens securing the payment of obligations, or in connection with contests, permitted under Section 5.02 hereof;

         (b) deposits under workmen's compensation, unemployment insurance and social security laws;

         (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business;

         (d) liens arising under the Fuel Lease or the Security Agreement; and

         (e) the rights of owners of the Related Nuclear Material (as defined in the Fuel Lease) under the Duane Arnold Energy Center Ownership Participation Agreement executed April 30, 1970 but sometime referred to as being dated "June 1, 1970", as amended, the Duane Arnold Energy Center Operating Agreement dated June 1, 1970, as amended, and the Duane Arnold Energy Center Agreement for Transmission, Transformation, Switching and Related Facilities dated June 1, 1970, as amended, among IP&L, Central Iowa Power Cooperative and Corn Belt Power Cooperative.

SECTION 6.03.     ACTIVITIES.

         Engage in any business or activity other than the business of owning Nuclear Fuel and leasing the same to IP&L pursuant to the Fuel Lease or any successor or assign of IP&L under the Fuel Lease, and making the borrowings under the Notes, the Senior Secured Notes and the Further Permitted Obligations, if any.

         SECTION 6.04.  SALES, ETC.

         (a) Sell, lease, transfer or otherwise dispose of all or a substantial portion of its property or assets to any person except pursuant to the Fuel Lease, or

         (b) consolidate with or merge into any other corporation, or permit another corporation to merge into it, or acquire all or a substantial portion of the properties or assets of any other person.

         SECTION 6.05.  AMENDMENTS, ETC.

         Amend, revise, alter, modify or change, or consent to an amendment, revision, alteration, modification or change in, or grant any waiver under, the provisions of the Loan Documents or its Certificate of Incorporation or By-Laws.

         SECTION 6.06.  INVESTMENTS.

         (a) Make or permit to exist any loans or advances or commitments thereto to any person,

         (b) purchase any debt securities, evidences of indebtedness or obligations of any person other than direct obligations of the United States Government, certificates of deposit of any state or national bank having capital and surplus of at least $100,000,000 and commercial paper rated at least prime by Moody's Investors Service (or any successor thereto) or A-1 by Standard & Poor's Corporation (or any successor thereto), or

         (c) purchase any stock or other equity securities of any person.

         SECTION 6.07.  DIVIDENDS; ISSUANCE OF STOCK.

         Declare or pay any dividends on, or apply any of its property or assets to the purchase, redemption, or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of any class of capital stock of the Company; or permit any capital stock of the Company to be held of record or beneficially by any person other than Broad Street or IP&L or an Affiliate of IP&L.

         SECTION 6.08.  NO OTHER ACCOUNTS.

         Except for the Operating Account, the Note Redemption Account and an unrestricted demand deposit account maintained with the Collateral Agent, open or maintain a bank account with any Person. In addition, the Company will not, and will not permit any Person to, issue A Notes after the Operating Account or the Note Redemption Account or any funds on deposit in, or otherwise to the credit of, the Operating Account or the Note Redemption Account are subject to any writ, judgment, warrant of attachment, execution or other similar process.

         SECTION 6.09.  OFFERING MATERIALS.

         Issue or sell any A Notes except by means of an offering memorandum satisfactory to the Agent in its reasonable discretion.

                                  ARTICLE VII

                                    DEFAULTS

         SECTION 7.01. DEFAULTS.

         In case of the happening of any of the following Events of Default:

         (a) any representation or warranty made by the Company or IP&L in connection with the Loan Documents shall be false or misleading in any material respect as of the date on which made;

         (b) default in the payment when due of any principal of the Notes or within three Business Days of the date when due of any interest on the Notes or fees payable hereunder, in each case whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or any default in the amounts payable under Section 1.08, 1.11 or 2.05 hereof (after demand for payment shall have been made) which default continues unremedied for 15 days after written notice thereof to the Company by the Agent or any Bank;

         (c) (i) The Company shall fail to pay any of its Debt (including any interest or premium thereon but excluding Debt hereunder and under the Notes) when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, or (ii) IP&L shall fail to pay any of its Debt (including any interest or premium thereon) aggregating $25,000,000 or more when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and, in each case, such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default or other similar adverse event; or

         (d) default in the due observance of any covenant, condition or agreement on the part of the Company contained in Section 5.01, Section 5.07 or
Article VI hereof or on the part of IP&L contained in Section 6(b) or 6(c) of the Consent and Agreement.

         (e) default in the due observance for performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof or of any other Loan Document and such default shall continue unremedied for 30 days after written notice thereof to the Company and IP&L by the Agent or any Bank;

         (f) the Company or IP&L shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any substantial part of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) have an order for relief entered with respect to it or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Company or IP&L for the purposes of effecting any of the foregoing;

         (g) an order, judgment or decree shall be entered, without the application, approval or consent of the Company or IP&L as the case may be, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or IP&L, or of all or a substantial part of the assets of the Company or IP&L or appointing a receiver, trustee or liquidator of the Company or IP&L, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 days;

         (h) IP&L shall default (after giving effect to any applicable grace period) in the payment of any amount due under Fuel Lease that has been assigned to the Agent for the ratable benefit of the Banks under the Security Agreement;

         (i) IP&L shall default in the performance of its obligations under
Section 16 of the Fuel Lease;

         (j) IP&L shall be in default in the payment of any amount due under the Fuel Lease that has not been assigned to the Agent for the ratable benefit of the Banks or in any other material respect under the Fuel Lease, and such default shall continue for 30 days after written notice thereof to the Company from the Agent or any Bank;

         (k) An "Event of Default" (as defined in the Fuel Lease) shall occur and be continuing; or the Company shall fail to repay the Notes in full (or deposit with the Agent or its agent funds sufficient for payment, in the case of A Notes), within the period required by Section 19(b) of the Fuel Lease for payments by IP&L after the termination of the Fuel Lease for any reason;

         (l) final judgments for the payment of money aggregating in excess of $100,000 shall be entered against the Company and shall remain unpaid, unvacated, unbonded or unstayed for a period of 60 consecutive days or an injunction shall be issued against the Company and/or IP&L materially impairing the use of the Nuclear Fuel as contemplated by the Fuel Lease and shall not be vacated for a period of 12 consecutive calendar months;

         (m) any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the property of either the Company or IP&L;

         (n) the Company shall establish or participate in a Plan;

         (o) IP&L shall receive notice from the Pension Benefit Guaranty Corporation indicating that it has made a determination that it will invoke its right under Section 4042(a) of ERISA to terminate any Plan maintained by IP&L for its employees and covered by Title IV of ERISA and such determination is not being contested in good faith and by proper proceedings by IP&L within sixty
(60) days following the receipt of such notice, or the Pension Benefit Guaranty Corporation institutes proper proceedings to terminate, or in connection with such proceedings to terminate has a trustee appointed to administer any Plan maintained by IP&L, and such proceedings to terminate are not stayed or dismissed within sixty (60) days following their institution, or IP&L becomes subject to employer liability in excess of $50,000,000 under Title IV of ERISA in connection with a Plan maintained by IP&L;

         (p) any of the Loan Documents shall at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, IP&L or any other party thereto (other than the Agent or any Bank), or the Company, IP&L or any other party thereto (other than the Agent or any Bank) shall deny that it has any or further liability or obligation under any of the Loan Documents to which it is a party; or the Security Agreement shall at any time fail to create a valid and perfected first priority lien on and security interest in the Collateral or any material portion thereof; or a "Default" (as defined in the Security Agreement) shall occur and be continuing;

THEN, and in every such event and at any time thereafter during the continuance of such event, the Required Banks may, by written notice to the Company, at the same or different times, take one or more of the following actions: (i) cease to consent to the issuance of A Notes, or (ii) terminate the Commitments of the Banks to make Revolving Credit Loans or (iii) declare the B Notes then outstanding hereunder to be forthwith due and payable, whereupon the B Notes shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the B Notes to the contrary notwithstanding; provided, however, that if an Event of Default specified in subsections (f) or (g) above occurs, then in every such event and at any time thereafter during the continuance of such Event of Default: (x) the Required Banks may, by written notice to the Company, cease to consent to the issuance of A Notes, (y) the several Commitments to make Revolving Credit Loans shall automatically terminate, and (z) the Revolving Credit Loans then outstanding hereunder shall automatically become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the B Notes to the contrary notwithstanding.

                                  ARTICLE VIII

                                  DEFINITIONS.

         SECTION 8.01.  DEFINITIONS.

         For purposes hereof, the terms:

                  "A NOTE" means, in the case of A Notes issued prior to the Effective Date, any of the "A Notes" referred to in the 2001 Credit Agreement; and, in the case of A Notes issued on or after the Effective Date, a commercial paper promissory note in the form of Exhibit C hereto, with appropriate insertions.

                  "ADVANCE" means a single borrowing hereunder consisting of the aggregate amount of the several Loans made by the Banks to the Company in the course of such borrowing.

                  "AFFECTED BANK" shall have the meaning given it in Section 1.08(d) or Section 2.05 hereof, as either such Section may be applicable in the circumstances.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means Bank One in its capacity as agent for the Banks pursuant to Article X, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article X.

                  "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Banks, as reduced from time to time pursuant to the terms of
         Section 1.07 and Section 2.04 hereof.

                  "AGREEMENT" means this Fourth Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

                  "ALTERNATE BASE RATE" shall mean a fluctuating rate of interest equal at all times to the higher of (i) the Federal Funds Effective Rate plus 0.5% or (ii) the corporate base rate of interest announced by Bank One from time to time at its main office in Chicago Illinois. Each change in the Alternate Base Rate shall be effective as of the opening of business on the date of any change in the Federal Funds Effective Rate or such corporate base rate, as applicable.

                  "B NOTE" means, in the case of the B Note issued to Bank One, the "B Note" referred to in the 2001 Credit Agreement; and, in the case of any B Note issued on or after the Effective Date to any other Bank, a promissory note, in substantially the form of Exhibit D hereto, duly executed by the Company and payable to the order of a Bank in the amount of its Commitment: in either case including any amendment, modification, renewal or replacement of such promissory note.

                  "BANK ONE" means Bank One, N.A. (main office: Chicago, Illinois) in its individual capacity, and its successors.

                  "BANKS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

                  "BROAD STREET" means Broad Street Contract Services, Inc., a Delaware corporation.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions are authorized by law to close in Chicago, Illinois or New York, New York.

                  "CAPITALIZED LEASE OBLIGATIONS" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with such principles.

                  "COLLATERAL" shall have the meaning given it in the Security Agreement.

                  "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of July 29, 2003, among the Company, the Note Purchaser, the Agent for itself and on behalf of the Lenders and Bank One, as Collateral Agent thereunder.

                  "COLLATERAL AGENT" shall have the meaning given it in the Collateral Agency Agreement.

                  "NOTE REDEMPTION ACCOUNT" shall have the meaning given it in
         Section 2.03 hereof.

                  "COMMITMENT" means, for each Bank, the obligation of such Bank to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

                  "CONSENT AND AGREEMENT" shall mean that certain Third Amended and Restated Consent and Agreement in the form of Exhibit E hereto, as it may be amended from time to time.

                  "CONSOLIDATED CAPITAL" means, with respect to any Person, at any date of determination, the sum of (i) Consolidated Debt of such Person, (ii) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (iii) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries and (iv) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at such date in accordance with generally accepted accounting principles.

                  "CONSOLIDATED DEBT" means, with respect to any Person, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "CONSOLIDATED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with generally accepted accounting principles.

                  "DEALER AGREEMENT" shall have the meaning given it in Section
         3.05 hereof.

                  "DEBT" means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Capitalized Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv), above, and (vi) in respect of unfunded vested benefits under any Single Employer Plan or Multiple Employer Plan. In determining Debt for any Person, there shall be included accrued interest on the principal amount thereof to the extent such interest has accrued for more than six months.

                  "DEFAULT" shall mean any event or condition that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                  "DEPOSITARY" shall have the meaning given it in Section 2.01 hereof.

                  "DEPOSITARY AGREEMENT" shall mean that certain Issuing and Paying Agency Agreement, dated September 16, 1996, between the Company and JP Morgan Chase Bank (formerly The Chase Manhattan Bank) substantially in the form of Exhibit F hereto, as it may be further amended from time to time.

                  "DEPOSITARY ACKNOWLEDGMENT" shall have the meaning given it in
         Section 4.01 hereof.

                  "EFFECTIVE DATE" shall mean the date notified by Bank One to the Company that all of the conditions specified in Section 4.01 have been satisfied.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and that is under common control within the meaning of the regulations under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time.

                  "EVENT OF DEFAULT" shall mean an event described in Article VII hereof.

                  "EXISTING B NOTE" shall mean the note issued pursuant to
         Section 2.01 of the 1987 Credit Agreement.

                  "EXISTING LOANS" shall have the meaning given it in the Recitals hereof.

                  "EXTENSION OF CREDIT" shall mean the issuance of an A Note or the making of a Revolving Credit Loan.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                  "FUEL LEASE" shall mean that certain Fuel Lease by and between the Company and IP&L dated as of August 21, 1973, as amended, and as it may be further amended from time to time.

                  "FUEL LEASE AMENDMENT" shall have the meaning given it in
         Section 4.01 hereof.

                  "FURTHER PERMITTED OBLIGATION" shall have the meaning given it in the Collateral Agency Agreement.

                  "GENERATING FACILITY" shall have the meaning given it in the Fuel Lease.

                  "IESU" means IP&L.

                  "IP&L" means IP&L Power And Light Company (formerly IES Utilities Inc., formerly Iowa Electric Power and Light Company), an Iowa corporation.

                  "LETTER OF CREDIT" shall mean that certain Letter of Credit dated August 7, 1981, as amended, issued by Bank One pursuant to the Original Credit Agreement and subsequently terminated.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Depositary Agreement, the Fuel Lease, the Consent and Agreement, the Security Agreement, the Management Agreement, the Dealer Agreement and the other documents executed pursuant to the foregoing documents.

                  "LOANS" shall have the meaning given it in Section 1.01 hereof.

                  "MANAGEMENT AGREEMENT" shall have the meaning given it in
         Section 3.05 hereof.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and that (i) is maintained for employees of the Parent or an ERISA Affiliate of the Parent and at least one Person other than the Parent and its ERISA Affiliates or (ii) was so maintained and in respect of which the Parent or an ERISA Affiliate of the Parent could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "1987 CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of September 17, 1987, as amended or otherwise modified immediately prior to the effectiveness of this Agreement.

                  "NOTE PURCHASER" means Allstate Life Insurance Company, together with its successors and assigns as holders of the Senior Secured Notes.

                  "NOTE REDEMPTION ACCOUNT" shall have the meaning given it in
         Section 2.03 hereof.

                   "NOTES" shall mean, collectively, the A Notes and the B
         Notes.

                  "NOTICE OF ASSIGNMENT" shall have the meaning given it in
         Section 11.03(b).

                  "NUCLEAR FUEL" shall have the meaning given it in the Fuel Lease.

                  "OBLIGATIONS" shall have the meaning given it in the Security Agreement.

                  "OPERATING ACCOUNT" shall have the meaning given it in Section
         4.3 of the Security Agreement.

                  "ORIGINAL CREDIT AGREEMENT" shall have the meaning given it in the Recitals hereof.

                  "PARENT" means Alliant Energy Corporation, a Wisconsin corporation.

                  "PARTICIPANTS" shall have the meaning given it in Section 11.02(a).

                  "PERSON" shall mean any natural person, corporation, business trust, association, company, partnership or government or any agency or political subdivision thereof.

                  "PLAN" shall mean a defined benefit pension plan under ERISA for the Unfunded Liabilities of which, upon termination, the Company could be held liable by the Pension Benefit Guaranty Corporation.

                  "PURCHASERS" shall have the meaning given it in Section 11.03(a).

                  "RELATED NUCLEAR MATERIAL" shall have the meaning given it in the Fuel Lease.

                  "REQUIRED BANKS" means Banks in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Revolving Credit Loans.

                  "REVOLVING CREDIT LOANS" shall have the meaning given it in
Section 1.01 hereof.

                  "SECURED PARTIES" shall have the meaning given it in the Collateral Agency Agreement.

                  "SECURITY AGREEMENT" shall mean that certain Third Amended and Restated Security Agreement in the form of Exhibit G hereto, as it may be further amended from time to time.

                  "SENIOR SECURED NOTES" shall mean the Company's 4.42% Senior Secured Notes due May 15, 2008.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Parent or an ERISA Affiliate of the Parent and no Person other than the Parent and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Parent or an ERISA Affiliate of the Parent could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SPECIAL TERMINATION EVENT" shall mean each of the events set forth in subsections (a) through (d) of Section 2.05 hereof.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

                  "2001 CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement dated as of August 3, 2001, between the Company, the lenders parties thereto and Bank One, as Agent thereunder, as amended by four Amendments thereto dated as of August 2, 2002, October 31, 2002, January 31, 2003 and April 30, 2003, respectively.

                  "TERMINATION DATE" shall have the meaning given it in Section
         2.04 hereof.

                  "TRANSFEREE" shall have the meaning given it in Section 11.04.

                  "UNFUNDED LIABILITIES" shall mean with regard to any Plan, the excess of the current value of the Plan's benefits guaranteed under ERISA over the current value of the Plan's assets allocable to such benefits.

                  Each accounting term not defined herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01.  NOTICES.

         All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telecopier) and mailed, telecopied or delivered (via overnight courier or otherwise) and addressed as set forth on Schedule I hereto, or, as to any Bank, as set forth on its signature page hereto or in the Notice of assignment pursuant to which it became a Bank, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied or delivered, be effective five days after being deposited in the mails, or when telecopied, or when delivered, except that notices and communications to the Agent pursuant to Article I or II shall not be effective until received by the Agent. All notices sent to the Company, the Agent or any Bank shall also be sent concurrently to IP&L.

         SECTION 9.02.  SURVIVAL OF AGREEMENT.

         All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive (a) the making by the Banks of the Revolving Credit Loans and (b) the execution and delivery of the Notes, and shall continue in full force and effect so long as any Note is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company that are contained in this Agreement shall inure to the benefit of the successors and assigns of the Banks.

         SECTION 9.03.  EXPENSES OF THE AGENT AND THE BANKS.

         The Company will pay all reasonable out-of-pocket expenses incurred by the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent) in connection with the preparation of any amendment to this Agreement and the other Loan Documents (whether or not the transaction thereby contemplated shall be consummated), and with the making of Loans hereunder, the administration of this Agreement and the other Loan Documents and the enforcement and protection of the rights of the Agent and the Banks in connection with this Agreement and the Loan Documents. In addition, the Company shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, the issuance of any A Note or the B Notes or the making of any Revolving Credit Loans, and agrees to save and hold the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay by the Company in paying or omitting to pay such taxes. Further, the Company shall pay, and shall protect, indemnify and save harmless the Agent and the Banks and their respective officers, directors, shareholders, employees, agents and servants from and against, any and all losses, liabilities, actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, reasonable attorneys fees and expenses, which attorneys may include employees of the Agent or any Bank) of any nature arising from or relating to the offering, issuance, sale or delivery of A Notes.

         SECTION 9.04.  APPLICABLE LAW.

         This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

         SECTION 9.05.  MODIFICATION OF AGREEMENT.

         No modification or waiver of any provision of this Agreement or the Loan Documents or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing executed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances. Notwithstanding anything to the contrary in this Section 9.05, no modification or waiver of any provision of this Agreement or the Loan Documents or consent to any departure by the Company therefrom shall, without the consent of each Bank affected thereby:

               (i) extend the maturity of any Loan or B Note or reduce the principal amount thereof (other than pursuant to Section 1.07), or reduce the rate or extend the time of payment of interest or fees thereon;

               (ii) reduce the percentage specified in the definition of Required Banks;

               (iii) extend the Termination Date, increase the amount of the Commitment of any Bank hereunder or permit the Company to assign its rights under this Agreement;

               (iv) amend this Section 9.05; or

               (v) release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 11.03(b) without obtaining the consent of any other party to this Agreement.

         SECTION 9.06.  WAIVER OF RIGHTS.

         Neither any failure nor any delay on the part of the Agent or the Banks in exercising any right, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege.

         SECTION 9.07.  EXTENSION OF MATURITY.

         Should the principal of or interest on any Note, or any mandatory prepayment of the principal thereof, become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         SECTION 9.08.  RECOURSE LIMITED.

         The obligations of the Company hereunder and under the Loan Documents are solely corporate in nature, and no recourse for the payment of the A Notes, for the payment of the principal of or interest on the B Notes or for the payment of any fee or other obligation or any claim arising out of or relating to this Agreement, the Depositary Agreement, the Security Agreement or any other Loan Document shall be had against any incorporator, stockholder, officer, director, employee, agent or affiliate of the Company (other than IP&L in the event IP&L were to become such an affiliate) or of Broad Street or against Lord Securities or any incorporator, stockholder, officer, director, employee, agent or affiliate thereof. The representations and warranties made in this Agreement are made solely on behalf of the Company. The provisions of this Section 9.08 shall survive the termination of this Agreement. This acknowledgement shall be binding on the successors and assigns of the Banks.

         SECTION 9.09.  COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but that, when taken together, shall constitute but one instrument, and shall become effective when copies hereof that, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent.

         SECTION 9.10.  SEVERABILITY.

         In case any one or more of the provisions contained in any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.11.  BANKRUPTCY PETITION AGAINST THE COMPANY.

         The Agent and the Banks hereby agree that prior to the date that is 91 days after the 16th day following the maturity of the latest to mature of the A Notes (or, if such 16th day is not a Business Day, the next Business Day), they will not file, or join in the filing of, a petition to commence against the Company under the Federal Bankruptcy Code (11 U.S.C. Sections 101, et seq.) or any similar statute enacted in its place or otherwise commence, an involuntary case seeking to have an order for relief entered with respect to the Company, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors. Nothing in this Section 9.11 shall preclude, or be deemed to estop, the Agent or any Bank (a) from taking any action prior to the expiration of said 91-day period in (i) any case or proceeding voluntarily filed or commenced by the Company or (ii) any involuntary insolvency proceeding filed or commenced by a person other than the Agent or any Bank or a person or persons claiming through the Agent or any Bank or (b) from commencing any legal action against the Company or any of its properties that is not an involuntary insolvency proceeding. In the event that the Agent or any Bank takes any action in violation of this Section 9.11, the Company agrees, for the benefit of the holders of the A Notes, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition or the commencement of such action and raise the defense that the Agent or such Bank has agreed in writing not to take such action and should be estopped and precluded therefrom.

         SECTION 9.12.  OFFSET.

         In addition to and not in limitation of all rights of offset that the Banks may have under applicable law, state or federal, upon the occurrence of any Event of Default, each Bank may, with the consent of the Required Banks, appropriate and apply to the payment of the B Notes and to the payment of any other amount payable by the Company to the Banks hereunder, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or any Bank.

         SECTION 9.13.  RATABLE PAYMENTS.

         If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 1.08(d), 1.11 or 2.05) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts that might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts that may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         SECTION 9.14.  NUMBERS OF DOCUMENTS.

         All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Banks.

         SECTION 9.15.  HEADINGS.

         Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions thereof.

         SECTION 9.16.  ENTIRE AGREEMENT.

         The Loan Documents embody the entire agreement and understanding between the Company, the Agent, and the Banks and supersede all prior agreements and understandings between the Company, the Agent, and the Banks relating to the subject matter thereof.

         SECTION 9.17.  OBLIGATIONS OUTSTANDING UNDER THE 2001 CREDIT AGREEMENT.

         From and after the date of execution of this Agreement, all unpaid principal and interest on Loans made to the Company by Bank One under the 2001 Credit Agreement and the B Note delivered thereunder shall continue to be in full force and effect and shall be deemed to have been made and delivered, respectively, under this Agreement and the B Notes issued hereunder. All Obligations outstanding under the 2001 Credit Agreement as of such date of execution shall, to the extent not paid on such date, be deemed to be Obligations outstanding hereunder. The Company hereby ratifies and reaffirms all Obligations arising under the 2001 Credit Agreement.

                                    ARTICLE X

                                    THE AGENT

         SECTION 10.01. APPOINTMENT.

         (a) Bank One is hereby appointed Agent hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Agent to act as the agent of such Bank, The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

         (b) Each Bank, hereby approves, ratifies and confirms the appointment of Bank One as Collateral Agent under the Collateral Agency Agreement and authorizes and directs Bank One, as Agent, to enter into the Collateral Agency Agreement on its behalf.

         SECTION 10.02. POWERS.

         The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         SECTION 10.03. GENERAL IMMUNITY.

         Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         SECTION 10.04. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC.

         Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representations made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

         SECTION 10.05. ACTION ON INSTRUCTIONS OF BANKS.

         The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         SECTION 10.06. EMPLOYMENT OF AGENTS AND COUNSEL.

         The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         SECTION 10.07. RELIANCE ON DOCUMENTS; COUNSEL.

         The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, facsimile, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         SECTION 10.08. AGENT'S REIMBURSEMENT AND INDEMNIFICATION.

         The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Banks under this Section 10.08 shall survive payment of the Obligations and termination of this Agreement.

         SECTION 10.09. RIGHTS AS A BANK.

         In the event the Agent is a Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, at any time when the Agent is a Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from with any other Person. The Agent, in its individual capacity, is not obligated to remain a Bank.

         SECTION 10.10. BANK CREDIT DECISION.

         Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 10.11. SUCCESSOR AGENT.

         The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Company and the Banks (but unless a Default or Event of Default exists with the consent of the Company, which shall not be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Banks (but unless a Default or Event of Default exists with the consent of the Company, which shall not be unreasonably withheld), a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         SECTION 11.01. SUCCESSORS AND ASSIGNS.

         The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with Section 11.03. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. The Agent may treat the payee of any B Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 11.03 in the case of an assignment thereof, or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a B Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any person, who at the time of making such request or giving such authority or consent is the holder of any B Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such B Note or of any B Note or B Notes issued in exchange therefor.

         SECTION 11.02. PARTICIPATIONS.

         (a) Permitted Participants; Effect.

         Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

         (b) Voting Rights.

         Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases any substantial portion of Collateral securing any such Loan.

         (c) Benefit of Offset.

         The Company agrees that each Participant shall be deemed to have the right of offset provided in Section 9.12 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 9.12 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.12, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 9.13 as if each Participant were a Bank.

         SECTION 11.03. ASSIGNMENTS.

         (a) Permitted Assignments.

         With the consent of the Company (which shall not be unreasonably withheld and shall not be required if an Event of Default has occurred and is continuing), any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the

Loan Documents. Such assignment shall be substantially in the form of Exhibit J hereto or in such other form as may be agreed to by the Parties thereto.

         (b) Effect; Effective Date.

         Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit A to Exhibit J hereto (a "NOTICE OF ASSIGNMENT"), (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.03(b), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that replacement B Notes are issued to such transferor Bank and new B Notes or, as appropriate, replacement B Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         SECTION 11.04. DISSEMINATION OF INFORMATION.

         The Company authorizes each Bank to disclose to any Participant or Purchaser or any other person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to treat such information as confidential.

         SECTION 11.05. TAX TREATMENT.

         If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 1.11.

         IN WITNESS WHEREOF, the Company, the Agent, and the Banks have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                      ARNOLD FUEL, INC.



                                      By____________________________________
                                         Name:  Susan C. Ciaramella
                                         Title: Vice President



                                      BANK ONE, N.A.
                                      (Main Office: Chicago, Illinois), as Agent



                                      By____________________________________
                                         Name:  Jane A. Bek
                                         Title: Vice President

THE BANKS:

                COMMITMENT:

                $30,000,000           BANK ONE, N.A.
                                      (Main Office: Chicago, Illinois)


                                      By____________________________________
                                         Name:  Jane A. Bek
                                         Title: Vice President

                                      One Bank One Plaza
                                      Mail Stop 0363
                                      Chicago, Illinois  60670
                                      Attn:  Utilities Group

                                   SCHEDULE I


PARTY                                    ADDRESS FOR NOTICES

Arnold Fuel, Inc.                        229 South State Street
                                         Dover, Delaware

                                         With a copy to:
                                         Lord Security Corporation
                                         Broad Street Contract Services, Inc.
                                         48 Wall Street, 27th Floor
                                         New York, New York 10005-2902
                                         Attention:  Sue Ciaramella
                                                      Vice President


Interstate Power & Light Company         222 West Washington Avenue
                                         Madison, Wisconsin 53703
                                         Attention:   [Edward M. Gleason, Vice
President, Treasurer and
                                                      Corporate Secretary]

Bank One, N.A.                           One Bank One Plaza
                                         Mail Suite 0363
                                         Chicago, Illinois   60670
                                         Attention:  Utilities Group

                                    EXHIBIT A


         I, __________________________ of ARNOLD FUEL, INC., a Delaware
corporation (hereinafter called the "COMPANY"), do hereby certify as follows:

         1. The representations and warranties set forth in Article III of the Fourth Amended and Restated Credit Agreement dated as of July 29, 2003, among the Company, the Banks from time to time parties thereto and Bank One, N.A., as Agent (hereinafter called the "CREDIT AGREEMENT") are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         2. The Company is in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed and performed, and no Default or Event of Default has occurred and is continuing.

         3. The proceeds from [the Sale of A Notes] [borrowings of Revolving Credit Loans] (as defined in the Credit Agreement) to be received by the Company prior to the first day of the next ensuing February, May, August or November after the date hereof will be applied to the Acquisition Cost or Capitalized Cost (as such terms are defined in the Fuel Lease dated as of August 21, 1973, between the Company and IES Utilities Inc., as amended) or to refund outstanding A Notes or the B Note issued prior to the date hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto signed his name in his official capacity this ____ day of __________, 2003.



                                             ___________________________________

                                    EXHIBIT B


         I, __________________________ of INTERSTATE POWER & LIGHT COMPANY (hereinafter called "IP&L") in connection with the issuance of A Notes by Arnold Fuel, Inc. or the making of Revolving Credit Loans pursuant to the Fourth Amended and Restated Credit Agreement, dated as of July 29, 2003, among Arnold Fuel, Inc., the Banks from time to time parties thereto and Bank One, N.A., as Agent (hereinafter called the "CREDIT AGREEMENT"), do hereby certify as follows:

         1. The representations and warranties of IP&L contained in the Second Amended and Restated Consent and Agreement dated as of August 3, 2001, executed by IP&L, pursuant to which IP&L, inter alia, consented to the assignment to the Bank of certain rights under the Fuel Lease dated as of August 21, 1973, between Arnold Fuel, Inc. and IP&L, as amended, are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of this date, except to the extent that such representations and warranties expressly relate to an earlier date.

         2. The aforesaid Fuel Lease with Arnold Fuel, Inc. is in full force and effect, and no event which would cause termination thereunder, nor any event which upon notice or lapse of time or both would constitute a default thereunder, or result in termination thereof, has occurred and is continuing.

         IN WITNESS WHEREOF, the undersigned has hereunto signed his name in his official capacity this ____ day of __________, 2001.



                                                ________________________________

                                    EXHIBIT C

                          FORM OF COMMERCIAL PAPER NOTE
                                ARNOLD FUEL, INC.


                                                              New York, New York
                                                         ___________, [19/20___]


         On __________, [19/20__], for value received, ARNOLD FUEL, INC. (the "COMPANY") promises to pay to the order of BEARER the sum of $__________ payable at The Chase Manhattan Bank, Attention: Commercial Paper Department, 450 West 33rd Street, 15th Floor, New York, New York, 10041-2697.

         This Note is issued pursuant to, and the holder hereof is entitled to the benefits of, certain provisions of a Second Amended and Restated Credit Agreement, dated as of September 17, 1987 (the "CREDIT AGREEMENT") between the Company and the Bank, as therein defined, and a Issuing and Paying Agency Agreement, dated as of September 16, 1996 (the "DEPOSITARY AGREEMENT") between the Company and The Chase Manhattan Bank

         This Note is a corporate obligation of the Company only and no recourse may be had against its controlling persons, employees, officers, directors, stockholders or agents.

         The Credit Agreement and the Depositary Agreement, copies of which, as from time to time amended, are on file with the Depositary at its Corporate Trust Administration, 30 West Broadway, New York, New York.


                                                ARNOLD FUEL, INC.


                                                By______________________________
                                                     Name:
                                                     Title:

Countersigned for Authentication only:

THE CHASE MANHATTAN BANK


By_____________________________________________
     Authorized Signature

This Note is not valid unless countersigned by The Chase Manhattan Bank

                                    EXHIBIT D

                                 PROMISSORY NOTE

$______________                                               New York, New York
                                                                __________, 2003


         FOR VALUE RECEIVED, the undersigned ARNOLD FUEL, INC. does hereby promise to pay to the order of ______________________________ ("BANK") on or before the Termination Date (as defined in the Credit Agreement described below) at the main office of Bank One, N.A. at One Bank One Plaza, Chicago, Illinois, as Agent, in lawful money of the United States of America, the principal amount of [INSERT COMMITMENT AMOUNT IN WORDS] Dollars ($______________) or, if less than such principal amount, the aggregate principal amount of all Revolving Credit Loans made to the Company by the Bank pursuant to the Credit Agreement described below as shown on the schedule attached to this Note, and to pay interest (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable) on the unpaid principal amount hereof in like money, on the last day of February, May, August and November in each year in respect of the next preceding calendar quarter commencing on the first such date occurring after the date first written above, and at maturity, at the Alternate Base Rate as defined in the Credit Agreement described below, in effect from time to time; provided, however, that any principal or other amount not paid when due hereunder shall bear interest at the Alternate Base Rate plus 2%, payable on demand. Each change in the rate of interest hereon shall be effective as of the opening of business on the date of any change in the Alternate Base Rate.

         This Note is one of the B Notes referred to in the Third Amended and Restated Credit Agreement dated as of August 3, 2001 (the "CREDIT AGREEMENT"), by and among the maker, Bank One, N.A., individually and as Agent, and the Banks named therein, as the same may be supplemented, amended or modified from time to time. This Note is subject to prepayment, and the maturity hereof may be accelerated, as provided in said Credit Agreement. Capitalized terms used in this Note which are defined in the Credit Agreement shall have the same meanings herein as are provided therein.

         This Note is entitled to the benefits of that certain Third Amended and Restated Security Agreement, dated as of July 29, 2003, among the Company, the lenders from time to time parties thereto and Bank One, N.A. (main office:
Chicago, Illinois) as Agent, as the same may be supplemented, amended or modified from time to time, and the other Loan Documents referred to in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         This Note is a renewal of, and is issued in substitution and as a replacement for, the promissory notes of the Company dated August 21, 1973, December 21, 1978, March 13, 1984, December 31, 1984, September 17, 1987 and August 3, 2001, respectively (the "PRIOR NOTES"). The indebtedness evidenced by the Prior Notes and this Note is a continuing indebtedness and nothing herein contained or implied shall be deemed or construed to render such indebtedness paid or satisfied in full or in part or any collateral security therefor released, discharged or otherwise prejudicially affected in any manner whatsoever.

         The obligations of the Company under this Note are solely corporate in nature, and no recourse for the payment of the principal of or interest on this Note shall be had against any incorporator, stockholder, officer, director, employee, agent or affiliate of the Company (other than IP&L in the event IP&L were to become such an affiliate) or of Broad Street Contract Services, Inc. or against Lord Securities or any incorporator, stockholder, officer, director, employee, agent or affiliate thereof.

                                                ARNOLD FUEL, INC.


                                                By______________________________
                                                  Name:
                                                  Title:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL


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                           AMOUNT OF REVOLVING    AMOUNT OF PRINCIPAL      UNPAID PRINCIPAL        NAME OF PERSON
          DATE                 CREDIT LOAN              PREPAID            BALANCE OF B NOTE       MAKING NOTATION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT E

                THIRD AMENDED AND RESTATED CONSENT AND AGREEMENT

                                    EXHIBIT F

                       ISSUING AND PAYING AGENCY AGREEMENT

                                    EXHIBIT G

                  THIRD AMENDED AND RESTATED SECURITY AGREEMENT

                                    EXHIBIT H

                               ACKNOWLEDGEMENT OF
                                   DEPOSITARY


                                                             as of July 29, 2003



JP Morgan Chase Bank
Attention:  Commercial Paper Department
450 West 33rd Street, 15th Floor
New York, New York 10041-2697



Re: Issuance of Notes for ARNOLD FUEL, INC.(the `Company") pursuant to Fourth Amended and Restated Credit Agreement, dated as of July 29, 2003, by and among the Company, Bank One, N.A. individually and as Agent (in such capacity, the "AGENT"), and the Banks now or hereafter party thereto.

Gentlemen:

         You and the Company have entered into a certain Issuing and Paying Agency Agreement dated September 16, 1996 (the "DEPOSITARY AGREEMENT") whereby you agreed to act as issuing and paying agent on behalf of the Company in connection with certain commercial paper notes of the Company. The Depositary Agreement was previously amended to refer to that certain Third Amended and Restated Credit Agreement, dated as of August 3, 2001 (the "THIRD CREDIT AGREEMENT"), among the Company, the Banks from time to time parties thereto and Bank One, as Agent and Collateral Representative thereunder and to that certain Second Amended and Restated Security Agreement, dated as of August 3, 2001 (the "EXISTING SECURITY AGREEMENT"), between the Company and such Collateral Representative.

         Please be advised as follows:

         (a) The Company now proposes to issue and sell its Senior Secured Notes in an aggregate principal amount of $30,000,000, and in connection therewith, proposes to enter into:

              (i) a Fourth Amended and Restated Credit Agreement, dated as of July 29, 2003 (the "FOURTH CREDIT AGREEMENT"), among the Company, the Banks from time to time parties thereto and Bank One, as Agent thereunder, which Fourth Credit Agreement amends and restates the Third Credit Agreement in its entirety;

              (ii) a Collateral Agency and Intercreditor Agreement, dated as of
                   July 29, 2003 (the "COLLATERAL AGENCY AGREEMENT"), with (A) Bank One, as Collateral Agent for the several Secured Parties referred to therein (the "COLLATERAL AGENT"), (B) Bank One, as Agent under the Credit Agreement, (C) Allstate Life Insurance Company, as purchaser of the Senior Secured Notes, and (D) the Company; and

              (iii) a Third Amended and Restated Security Agreement, dated as
                   July 29, 2003 (the "SECURITY AGREEMENT"), between the Company and the Collateral Agent, which Security Agreement amends and restates in its entirety the Existing Security Agreement.

         (b) It is a condition precedent to the effectiveness of the Fourth Credit Agreement and to the obligation of the Note Purchaser to purchase the Senior Secured Notes that among other things, you shall have executed and delivered to the Company and the Collateral Agent this instrument (hereinafter, this "ACKNOWLEDGEMENT").

         We hereby instruct and agree with you as follows:

         1. FOURTH CREDIT AGREEMENT. Copies of the Third Credit Agreement and the Security Agreement are being delivered to you herewith. Upon the effectiveness of the Fourth Credit Agreement, all references in the Depositary Agreement to the "Credit Agreement" shall be deemed to refer to the Fourth Credit Agreement and all references in the Depositary Agreement to the "Security Agreement" shall be deemed to refer to the Security Agreement.

         2. APPLICABILITY TO ASSIGNEES. You hereby acknowledge that all terms and provisions in favor of The First National Bank of Chicago as the "Lender" or in favor of Bank One as "Agent" or "Collateral Representative" under the terms of the Depositary Agreement shall, upon the effectiveness of the Fourth Credit Agreement, run in favor of Bank One as Agent or Collateral Agent, and that all of your obligations and duties to or for the benefit of Bank One pursuant to the Fourth Credit Agreement shall be deemed obligations to Bank One in such capacities. You hereby further acknowledge and agree that any actions that may be or are required to be taken by The First National Bank of Chicago as the "Lender" under the terms of the Depositary Agreement may or shall, as appropriate, be taken by Bank One as Agent or Collateral Agent upon such effectiveness and consummation. All notices to be delivered to the "Lender" in accordance with Paragraph 10 of the Depositary Agreement, as amended hereby, shall, upon such effectiveness and consummation, be delivered to Bank One in its capacities as Agent and Collateral Agent at the address set forth in such Paragraph 10 (as amended hereby).

         3. CONTROL AGREEMENT. You hereby acknowledge and agree with the Company and the Agent that: (i) pursuant to the Fourth Credit Agreement and the Security Agreement, the Company has granted to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Operating Account referred to in Section 4.3 of the Security Agreement and maintained with you, (ii) as provided in such Section 4.3, you will comply with instructions originated by the Collateral Agent directing disposition of the funds in the Operating Account without further consent by the Company, (iii) the provisions of such Section 4.3 are intended to confer upon the Collateral Agent "control" of the Operating Account within the meaning of Article 9 of the Uniform

Commercial Code as in effect from and after July 1, 2001 in the State of New York, (iv) such security interest in the Operating Account is perfected by virtue of such "control" and (v) such Operating Account is maintained with you in the Borough of Manhattan in the City of New York and the terms thereof are governed by and to be construed in accordance with the laws of the State of New York.

         4. NOTICES. Section 10 of the Depositary Agreement is hereby amended and restated to read in its entirety as follows:

              10. NOTICES. Except where telephonic instructions or notices are authorized herein to be given, any notice or instructions, herein required or permitted to be given shall be in writing (including telecopier) and mailed, telecopied or delivered (via overnight courier or otherwise) and addressed:

         If to Chase concerning the daily issuance and redemption of Notes:

                  Attention:        Commercial Paper Division
                  55 Water Street, 2nd Floor
                  New York, New York 10001
                  Telephone:        212-552-5131
                  Facsimile:        212-552-2108; and

         All other:

                  Attention:        Commercial Paper Department
                  450 West 33rd Street, 15th Floor
                  New York, New York 10041-2697
                  Telephone:        212-946-3103
                  Facsimile:        212-946-8181;

         If to the Company:

                  Arnold Fuel, Inc.
                  c/o Broad Street Contract Services, Inc.
                  48 Wall Street, 27th Floor
                  New York, New York 10005-2902
                  Attn:  Sue Ciaramella, Vice President;

         with a copy to each of:

                  Broad Street Contract Services, Inc.
                  48 Wall Street, 27th Floor
                  New York, New York 10005-2902
                  Attn:  Sue Ciaramella, Vice President; and

                  Interstate Power & Light Company
                  222 West Washington Avenue
                  Madison, Wisconsin 53703
                  Attn:    Edward M. Gleason,
                           Vice President, Treasurer and
                           Corporate Secretary;

         If to the Lender:

                  Bank One, N.A.
                  One Bank One Plaza
                  Mail Suite 0363
                  Chicago, Illinois  60670
                  Attn:  Utilities Group;

         or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied or delivered, be effective five days after being deposited in the mails, or when telecopied, or when delivered.

         5. RATIFICATION AND REAFFIRMATION. The Depositary Agreement remains in full force and effect and is hereby ratified, approved, and confirmed in all respects. From and after the date first written above, each reference in the Depositary Agreement to "this Depositary Agreement", "hereof," "hereunder,' or words of like import, and all references to the Depositary Agreement in any and all agreements, instruments, documents, notes, certificates, and other writings of every kind and nature shall be deemed to refer to the Depositary Agreement as interpreted in accordance with this Acknowledgement.

         Please indicate your acknowledgement and acceptance of these terms by signing and returning to us the copy of this Acknowledgement provided for that purpose.


                                        Very truly yours,

                                        ARNOLD FUEL, INC.



                                        By______________________________________
                                             Name:
                                             Title:


Acknowledged, Accepted and Agreed:

JP MORGAN CHASE BANK
(formerly The Chase Manhattan Bank)



By______________________________________
  Name:
  Title:


BANK ONE, N.A. (main Office: Chicago, Illinois), as Collateral Agent and as Agent under the Credit Agreement



By______________________________________
  Name:
  Title:

                                    EXHIBIT I

                                  AMENDMENT TO
                                   FUEL LEASE

                                    EXHIBIT J

                              ASSIGNMENT AGREEMENT


         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between ______________ ______________ (the "ASSIGNOR") and ____________________________
(the "PURCHASER") is dated as of __________, 20__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Purchaser, and the Purchaser hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Purchaser shall have the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Purchaser hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Purchaser to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Purchaser of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Purchaser shall have the rights and obligations of a Bank under the Loan Documents with respect to the rights and obligations assigned to the Purchaser hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Purchaser hereunder. The assignment and assumption provided for herein is subject to the consent of the Company if such consent is required pursuant to the Credit Agreement.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Purchaser shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Purchaser shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, the Purchaser shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Purchaser hereunder. The Purchaser will also promptly remit to the Assignor any amounts of interest on Loans and fees received from the Agent that relate to the portion of the Loans assigned to the Purchaser hereunder for periods prior to the Effective Date, and not previously paid by the Purchaser to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. [FEES PAYABLE BY THE PURCHASER. The Purchaser shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Purchaser hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date that the Purchaser is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Purchaser hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Purchaser hereunder if each interest rate was __ of 1% less than the interest rate paid by the Company or if the commitment fee was of 1% less than the commitment fee paid by the Company, as applicable. In addition, the Purchaser agrees to pay __ % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.]

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Purchaser. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Banks a security interest in assets of the Company or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE PURCHASER. The Purchaser (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Purchaser and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan


----------------------
* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Purchaser is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

         8. INDEMNITY. The Purchaser agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Purchaser's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Purchaser shall have the right pursuant to Section 11.03(a) of the Credit Agreement to assign the rights that are assigned to the Purchaser hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Purchaser is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.


--------------
** to be inserted if the Purchaser is not incorporated under the laws of the United States, or a state thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                        [NAME OF ASSIGNOR]



                                        By______________________________________
                                             Name:
                                             Title:


                                        [NAME OF PURCHASER]



                                        By______________________________________
                                             Name:
                                             Title:

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT


1.   Description and Date of Credit Agreement:

     Third Amended and Restated Credit Agreement by and among ARNOLD FUEL, INC., BANK ONE, N.A., individually and as Agent, and the Banks party thereto, dated as of August 3, 2001.

2.   Date of Assignment Agreement: __________________, 20__

3.   Amounts (As of Date of Item 2 above):

         a.  Total of Commitments (Loans)*
             under Credit Agreement                               $_____________

         b.  Purchaser's Percentage of Facility purchased
             under the Assignment Agreement**                     _____________%

         c.  Amount of Assigned Share in Facility
             purchased under the Assignment Agreement             $_____________

4.   Purchaser's Aggregate (Loan Amount)*
     Commitment Amount Purchased Hereunder:                       $_____________

5.   Proposed Effective Date:                                     $_____________

Accepted And Agreed:

[NAME OF ASSIGNOR]                              [NAME OF PURCHASER]


By______________________________                By______________________________
  Name:                                           Name:
  Title:                                          Title:


-----------------
* If Commitments have been terminated, insert outstanding Loans in place of Commitment
**  Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT


         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Purchaser

                                    EXHIBIT A
                             TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                  OF ASSIGNMENT



                                                         _________________, 20__


To:      [NAME OF AGENT]



From:    [NAME OF ASSIGNOR] (the "ASSIGNOR")

         [NAME OF PURCHASER] (the "PURCHASER")

         1. We refer to that Credit Agreement (the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "NOTICE") is given and delivered to the Agent pursuant to Section 11.03(b) of the Credit Agreement.

         14. 3. The Assignor and the Purchaser have entered into an Assignment Agreement, dated as of ____________, 20__ (the "ASSIGNMENT"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Purchaser, and the Purchaser has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facility listed in Item 3 of Schedule 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facility. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 to the Assignment ("SCHEDULE 1") or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fees required by Sections 11.03(b) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Purchaser has not been satisfied. The assignment and assumption referred to for herein is subject to the consent of the Company if such consent is required pursuant to the Credit Agreement.

         4. The Assignor and the Purchaser hereby give to the Agent notice of the assignment and assumption referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Purchaser. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Purchaser shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section 11.03(b) of the Credit Agreement.

         6. If B Notes are outstanding on the Effective Date, the Assignor and the Purchaser request and direct that the Agent prepare and cause the Company to execute and deliver new B Notes or, as appropriate, replacements notes, to the Assignor and the Purchaser. The Assignor and, if applicable, the Purchaser each agree to deliver to the Agent the original B Note received by it from the Company upon its receipt of a new B Note in the appropriate amount.

         7. The Purchaser advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.


[NAME OF ASSIGNOR]                                [NAME OF PURCHASER]


By_________________________________               By____________________________
  Name:                                             Name:
  Title:                                            Title:


Consented to as of the within Effective Date:


ARNOLD FUEL, INC.



By________________________________
  Name:
  Title:

                 [Attach photocopy of Schedule 1 to Assignment]